Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE MKT: RVR)
Parthenon Capital Partners www.ParthenonCapitalPartners.com

	White River Capital, Inc.	Parthenon Capital Partners
Contact: Address: Phone:	Martin J. Szumski Chief Financial Officer 6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067 (858) 997-6740	Molly R. Fazio One Federal Street, 21st Floor Boston, MA 02110 (617) 960-4012

November 15, 2012

White River Capital, Inc. Announces Signing of Merger Agreement to Be Acquired by Parthenon Capital Partners

Rancho Santa Fe, California - White River Capital, Inc. (NYSE MKT: RVR) (“White River”) and Parthenon Capital Partners, a Boston and San Francisco based private equity firm (“Parthenon”), today announced the signing of a definitive merger agreement pursuant to which an affiliate of Parthenon will acquire White River and its wholly-owned subsidiary Coastal Credit, L.L.C. (“Coastal Credit”) in a merger transaction between the Parthenon affiliate and White River.  Under the terms of the merger agreement an affiliate of Parthenon, in which Parthenon’s partner, OP Trust, is an investor, will acquire all of the outstanding shares of White River common stock in an all-cash transaction for an aggregate deal value of approximately $79.5 million or $21.93 for each share of White River common stock, subject to certain adjustments as more fully described in the definitive merger agreement.

White River’s Chairman and CEO, John M. Eggemeyer, stated, “Bill McKnight has done an incredible job building Coastal Credit into one of the leading sub-prime auto finance companies today. We are pleased that we have been able to enter into an agreement that is good for our shareholders while at the same time being positive for our employees and customers.”  Bill McKnight, CEO of Coastal Credit, also stated, “We are very excited to be partnering with Parthenon, a firm with an outstanding reputation, valuable industry insight and capital that will enhance our ability to grow the business."

Brian P. Golson, Managing Partner at Parthenon said, “After 10 years of effort in the industry and an intense 3 year search for the right partnership in the sub-prime auto finance sector, we’re thrilled to partner with Bill McKnight and the Coastal Credit executive team to aggressively grow the company. Coastal is poised to build upon its leadership position in the auto finance marketplace.” Andrew Dodson, Partner at Parthenon, also remarked, “We are impressed with the team at Coastal Credit and their remarkable 25 year track record of excellence. We look forward to assisting the company as it continues to build its franchise nationally.”

MERGER AGREEMENT

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type, including White River’s agreement to conduct its business in the ordinary course prior to the closing of the merger.  Each party's obligation to consummate the merger is subject to various customary closing conditions, including the approval of White River’s shareholders, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by certain state regulatory authorities.  In addition, the Merger Agreement provides a limited right of White River’s board of directors to terminate the agreement under certain circumstances in order to satisfy its fiduciary duties consistent with applicable law (subject to the payment of a termination fee to Parthenon).  The merger consideration is subject to adjustment up or down as provided in the Merger Agreement, within a range of $2 million in either direction to take account of the Company’s operations between signing and closing and certain estimated transaction expenses. As a result of covenants in the merger agreement governing White River's and Coastal Credit's pre-closing activities, White River will not be declaring any dividends going forward until further notice.

The parties anticipate closing the merger as soon as practicable after receiving the approval of White River’s shareholders and the satisfaction or waiver of the other closing conditions.

SHAREHOLDERS MEETING

White River expects to hold a special meeting of its shareholders to consider and act upon the proposed transaction as promptly as practicable.  Details regarding the record date for, and date, time and place of, the special meeting will be included in a press release when finalized.  In anticipation of the shareholders meeting, White River will mail to its shareholders a notice of the meeting and a proxy statement relating to the transaction and the vote to be taken at the meeting. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS ACCOMPANYING IT IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.

Milestone Advisors, LLC acted as financial advisor to White River Capital, and Barnes & Thornburg LLP acted as legal advisor.  Kirkland & Ellis LLP acted as legal advisor to Parthenon Capital Partners.

About White River and Coastal Credit

White River is the holding company for Coastal Credit LLC.  Coastal Credit LLC founded in 1987, is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks. Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 27 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Washington – through its 14 branch locations.

About Parthenon Capital Partners

Parthenon Capital Partners is a leading mid-market private equity firm based in Boston and San Francisco. Parthenon utilizes niche industry expertise and a deep execution team to invest in growth companies in service industries. Parthenon seeks to be an active and aligned partner to management, either through recapitalization transactions or by backing new executives. Parthenon has particular expertise in business services, financial and insurance services and healthcare, but seeks any service, technology or delivery business with a strong value proposition and proprietary know-how. Parthenon's investment team has deep experience in corporate strategy, capital markets and operations, enabling the firm to pursue complex, multi-faceted value creation opportunities.  For more information, please visit www.parthenoncapitalpartners.com.

About OP Trust

The OPTrust Private Markets Group (“PMG”) is the private investment arm of OPTrust, one of Canada’s largest public pension plans, serving almost 84,000 members and pensioners, and has over C$13.7 billion in assets under management. PMG is responsible for all of OPTrust’s private markets investing which includes both private equity and infrastructure with total capital under management of C$5.5 billion. PMG has offices in London and Toronto and has a dedicated team of 23 investment professionals with significant principal investing experience.

Additional Information for Shareholders

In connection with the proposed merger, White River will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of White River. WHITE RIVER’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. White River’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. White River’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to White River Capital, Inc., 6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California 92067, Attention: Corporate Secretary, or from White River’s website, http://www.whiterivercap.com.

White River and its directors and officers may be deemed to be participants in the solicitation of proxies from White River’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about White River’s directors and executive officers and their ownership of White River’s common stock is set forth in the proxy statement for White River’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 30, 2012. Shareholders may obtain additional information regarding the interests of White River and its directors and executive officers in the proposed merger, which may be different than those of White River’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of White River’s and Parthenon’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not being realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with White River’s and Parthenon’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of White river, Coastal Credit, and Parthenon to execute their respective business plans (including the proposed acquisition of White River); changes in the economy which could materially impact credit quality trends; failure or circumvention of White River’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigation; other matters discussed in this press release and other factors identified in White River’s Annual Reports on Form 10-K and other periodic filings with the SEC.  These forward-looking statements are made only as of the date of this press release, and White River undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

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